Exhibit 32.2

CERTTIFICATION OF PRINCIPAL FINANCIAL AND ACCOUNTING OFFICER
PURSUANT TO 18U.S.C. SECTION 1350

In connection with the Quarterly Report of AT&S Holdings, Inc. (the "Company") on Form 10-QSB for the period ended June 30, 2006, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Richard G. Honan II, Principal Financial and Accounting Officer of the Company, certify, pursuant to 18 U.S.C.1350, that:

·
The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

·
The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

 Dated:  November 9, 2006

//s// Richard G. Honan II
                                    ------------------------
                                    Richard G. Honan II
                                    Principal Financial and Accounting Officer